                                                                    Exhibit 23.3


                 CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated March 25, 1998, on our audit of the consolidated financial statements and financial statement schedule of Blyth Industries, Inc. and Subsidiaries as of January 31, 1998 and for the year then ended. We also consent to the reference to our firm under the caption "Experts."


                                   /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
July 22, 1998